Exhibit 5.1

                 [LEBOEUF, LAMB, GREENE & MACRAE LLP LETTERHEAD]






                                                           September 23, 2005


The Navigators Group, Inc.
One Penn Plaza
New York, New York 10119

         Re:   Registration of Securities of The Navigators Group, Inc.
               --------------------------------------------------------

Ladies and Gentlemen:

          We are acting as counsel for The Navigators Group, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 filed on the date hereof (the "Registration Statement") relating to the following securities of the Company: (i) unsecured senior debt securities (the "Senior Debt Securities"); (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (iii) shares of common stock, par value $0.10 per share (the "Common Stock"); (iv) shares of preferred stock, par value $0.10 per share (the "Preferred Stock"); and (v) depositary shares (the "Depositary Shares") in the form of fractional interests in Debt Securities or fractional shares of the Common Stock or Preferred Stock, in each case evidenced by depositary receipts (the "Receipts" and, together with the Debt Securities, the Common Stock, the Preferred Stock and the Depositary Shares, the "Offered Securities"). The Offered Securities will be issued from time to time pursuant to the provisions of Rule 415 under the Securities Act. The prospectus included in the Registration Statement relates to an aggregate of $250,000,000 of Offered Securities.

          The Debt Securities may be issued in one or more series pursuant to the Senior Indenture (the "Senior Indenture") or the Subordinated Indenture (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures"), each to be entered into between the Company and JPMorgan Chase Bank, N.A., as trustee, and a form of each of which is attached as an exhibit to the Registration Statement.


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The Navigators Group, Inc.
September 23, 2005
Page 2

          In connection with the opinions expressed below, we have examined the Registration Statement, the forms of the Indentures and originals (or copies certified or otherwise identified to our satisfaction) of such corporate records, certificates and other documents as we have considered necessary for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinions, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

          Based upon and subject to the foregoing, and subject to the further limitations, qualifications and assumptions contained herein, we are of the opinion that:

     1. The execution and delivery of the Indentures have been duly authorized by the Company. Assuming that any Debt Securities and any supplemental indenture to be entered into in connection with the issuance of such Debt Securities have been duly and properly authorized, when (i) the Registration Statement has become effective under the Securities Act,
          (ii) a supplemental indenture in respect of such Debt Securities has been duly executed and delivered, (iii) the terms of such Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iv) such Debt Securities have been duly executed and authenticated in accordance with any applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Debt Securities (including any Debt Securities duly issued upon exchange or conversion of any shares of any other Offered Securities) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, fraudulent transfer or similar laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such principles are considered in a proceeding in equity or at law.

     2. Assuming that shares of Common Stock and the terms of the offering thereof and related matters have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act and (ii) certificates for the shares of Common Stock have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Common Stock may be issued, such shares of Common Stock (including any


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The Navigators Group, Inc.
September 23, 2005
Page 3

          shares of Common Stock that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued, fully paid and nonassessable.

     3. Assuming that shares of Preferred Stock and the terms of the offering thereof and related matters have been duly authorized, when (i) the Registration Statement has become effective under the Securities Act,
          (ii) the terms of a class or series of Preferred Stock have been duly and properly authorized for issuance and the Certificate of Designations to the Restated Certificate of Incorporation of the Company (as amended) classifying the shares of Preferred Stock and setting forth the terms thereof have been filed with the Delaware Secretary of State and accepted for record and (iii) certificates for the shares of Preferred Stock have been duly executed, authenticated, issued, paid for and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Preferred Stock may be issued, such shares of Preferred Stock (including any shares of Preferred Stock that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued, fully paid and nonassessable.

     4. Assuming that Receipts and Depositary Shares and the terms of the offering thereof and related matters have been duly authorized, when
          (i) the Registration Statement has become effective under the Securities Act, (ii) the respective Deposit Agreement has been duly authorized, executed and delivered, (iii) the terms of such Receipts and Depositary Shares and of their issuance and sale have been duly established in conformity with such Deposit Agreement relating to such Receipts and Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iv)(a) the Debt Securities relating to such Depositary Shares have been duly and properly authorized for issuance as contemplated in paragraph 1 above or (b) the shares of Common Stock or Preferred Stock relating to such Depositary Shares have been duly and properly authorized for issuance and are fully paid and nonassessable as contemplated in paragraph 2 or 3 above, as the case may be, (v) such Common Stock or Preferred Stock or the Debt Securities have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement and the terms of any Offered Securities pursuant to which the Debt Securities or shares of Common Stock or Preferred Stock, as the case may be, may be issued and (vi) the Receipts evidencing such Depositary Shares are duly issued against the deposit of such Common Stock or Preferred Stock or the Debt Securities as contemplated in the Registration Statement and any


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The Navigators Group, Inc.
September 23, 2005
Page 4

          prospectus supplement relating thereto, and in accordance with the Deposit Agreement, any underwriting agreement and the terms of any Offered Securities relating to such issuance, such Receipts evidencing the Depositary Shares (including any Depositary Shares that may be issued upon exercise, conversion, exchange or otherwise pursuant to the terms of any other Offered Securities) will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

          We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

          We express no opinion as to the application of the securities or blue sky laws of the several states to the sale of the Offered Securities.

          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the use of our name under the heading "Legal Opinion" in the Prospectus forming a part of the Registration Statement and in any amendments or supplements to the Registration Statement and Prospectus. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.





                                         Very truly yours,



                                         /s/ LeBoeuf, Lamb, Greene & MacRae LLP